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                                                                  Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-68922) of Legg Mason, Inc. of: (1) our report dated May 4, 2001, except for Note 2B, as to which the date is May 31, 2001 relating to the financial statements, which appears in the March 31, 2001 Annual Report to Shareholders, which is incorporated by reference in Legg Mason Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001; (2) the incorporation by reference of our report dated May 4, 2001, except for Note 2B, as to which the date is May 31, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K; (3) our report dated August 1, 2001 relating to the financial statements of Private Capital Management, Inc. and Affiliates for the six-month period ended June 29, 2000 which appears in the Current Report on Form 8-K of Legg Mason, Inc. dated August 13, 2001 (the "Form 8-K"); and (4) our report dated August 1, 2001 relating to the financial statements of Private Capital Management L.P. and Affiliates for the period from June 30, 2000 through December 31, 2000, which appears in the Form 8-K. We also consent to the references to us under the heading "Independent Public Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
October 19, 2001